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                                                                    Exhibit 99.2



                             AGREEMENT AND PLAN OF MERGER

                               DATED AS OF MAY 19, 1999

                                        AMONG

                                     YAHOO! INC.,

                           SCARLETT ACQUISITION CORPORATION

                                         AND

                                   ENCOMPASS, INC.

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                                  TABLE OF CONTENTS

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ARTICLE I  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     SECTION 1.1 EFFECTIVE TIME OF THE MERGER. . . . . . . . . . . . . . . . . 2
     SECTION 1.2 CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     SECTION 1.3 EFFECTS OF THE MERGER . . . . . . . . . . . . . . . . . . . . 2
     SECTION 1.4 DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . . 3

ARTICLE II CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . 3

     SECTION 2.1 CONVERSION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . 3
     SECTION 2.2 ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 2.3 DISSENTING SHARES . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 2.4 EXCHANGE OF CERTIFICATES. . . . . . . . . . . . . . . . . . . 6
     SECTION 2.5 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. . . . . . . 7
     SECTION 2.6 NO FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . 7
     SECTION 2.7 TAX AND ACCOUNTING CONSEQUENCES . . . . . . . . . . . . . . . 7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET . . . . . . . . . . . . . 8

     SECTION 3.1 ORGANIZATION OF TARGET. . . . . . . . . . . . . . . . . . . . 8
     SECTION 3.2 TARGET CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . 8
     SECTION 3.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . .10
     SECTION 3.4 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. . .11
     SECTION 3.5 TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .12
     SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . . .14
     SECTION 3.7 TITLE AND RELATED MATTERS . . . . . . . . . . . . . . . . . .15
     SECTION 3.8 PROPRIETARY RIGHTS. . . . . . . . . . . . . . . . . . . . . .16
     SECTION 3.9 EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . .18
     SECTION 3.10 BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . .20
     SECTION 3.11 CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . .20
     SECTION 3.12 ORDERS, COMMITMENTS AND RETURNS. . . . . . . . . . . . . . .22
     SECTION 3.13 COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . .22
     SECTION 3.14 LABOR DIFFICULTIES; NO DISCRIMINATION. . . . . . . . . . . .22
     SECTION 3.15 TRADE REGULATION . . . . . . . . . . . . . . . . . . . . . .23
     SECTION 3.16 INSIDER TRANSACTIONS . . . . . . . . . . . . . . . . . . . .23
     SECTION 3.17 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS . . . . .23
     SECTION 3.18 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .24
     SECTION 3.19 ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . .24
     SECTION 3.20 LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . .24
     SECTION 3.21 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. . . . . . . . .24
     SECTION 3.22 SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . .25
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     SECTION 3.23 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS . . . . . . . . .25
     SECTION 3.24 CORPORATE DOCUMENTS. . . . . . . . . . . . . . . . . . . . .25
     SECTION 3.25 NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . .25
     SECTION 3.26 POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . .26
     SECTION 3.27 ADVERTISERS, CUSTOMERS AND SUPPLIERS . . . . . . . . . . . .26
     SECTION 3.28 TARGET ACTION. . . . . . . . . . . . . . . . . . . . . . . .26
     SECTION 3.29 OFFERS . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     SECTION 3.30 PRIVACY LAWS AND POLICIES COMPLIANCE . . . . . . . . . . . .26
     SECTION 3.31 DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . .26
     SECTION 3.32 DISCLOSURE TO SHAREHOLDERS . . . . . . . . . . . . . . . . .27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB. . . . . . . . .27

     SECTION 4.1 ORGANIZATION OF ACQUIROR AND SUB. . . . . . . . . . . . . . .27
     SECTION 4.2 VALID ISSUANCE OF ACQUIROR COMMON STOCK . . . . . . . . . . .27
     SECTION 4.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS . . . .27
     SECTION 4.4 COMMISSION FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . .28
     SECTION 4.5 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . .29
     SECTION 4.6 POOLING OF INTERESTS. . . . . . . . . . . . . . . . . . . . .29
     SECTION 4.7 INTERIM OPERATIONS OF SUB . . . . . . . . . . . . . . . . . .29
     SECTION 4.8 SHAREHOLDERS CONSENT. . . . . . . . . . . . . . . . . . . . .30
     SECTION 4.9 DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . .30
     SECTION 4.10 NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE V PRECLOSING COVENANTS OF TARGET . . . . . . . . . . . . . . . . . . .30

     SECTION 5.1 APPROVAL OF TARGET SHAREHOLDERS . . . . . . . . . . . . . . .30
     SECTION 5.2 ADVICE OF CHANGES . . . . . . . . . . . . . . . . . . . . . .31
     SECTION 5.3 OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . .31
     SECTION 5.4 ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . .34
     SECTION 5.5 SATISFACTION OF CONDITIONS PRECEDENT. . . . . . . . . . . . .34
     SECTION 5.6 OTHER NEGOTIATIONS. . . . . . . . . . . . . . . . . . . . . .34

ARTICLE VI PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB. . . . . . . . .34

     SECTION 6.1 ADVICE OF CHANGES . . . . . . . . . . . . . . . . . . . . . .35
     SECTION 6.2 RESERVATION OF ACQUIROR COMMON STOCK. . . . . . . . . . . . .35
     SECTION 6.3 SATISFACTION OF CONDITIONS PRECEDENT. . . . . . . . . . . . .35
     SECTION 6.4 NASDAQ NATIONAL MARKET LISTING. . . . . . . . . . . . . . . .35
     SECTION 6.5 STOCK OPTIONS AND WARRANTS. . . . . . . . . . . . . . . . . .35
     SECTION 6.6 REGISTRATION OF SHARES ISSUED IN THE MERGER . . . . . . . . .37
     SECTION 6.7 PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION
                 STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .40
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     SECTION 6.8 CERTAIN EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . .41

ARTICLE VII OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .41

     SECTION 7.2 NO PUBLIC ANNOUNCEMENT. . . . . . . . . . . . . . . . . . . .42
     SECTION 7.3 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. . . . . . .42
     SECTION 7.4 POOLING ACCOUNTING. . . . . . . . . . . . . . . . . . . . . .42
     SECTION 7.5 FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . .42
     SECTION 7.6 ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .42
     SECTION 7.7 FIRPTA. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     SECTION 7.8 BLUE SKY LAWS . . . . . . . . . . . . . . . . . . . . . . . .43
     SECTION 7.9 OTHER FILINGS . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE VIII CONDITIONS TO MERGER. . . . . . . . . . . . . . . . . . . . . . .43

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                 MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     SECTION 8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR
                 AND SUB . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. . . . . . . .45

ARTICLE IX TERMINATION AND AMENDMENT . . . . . . . . . . . . . . . . . . . . .46

     SECTION 9.1 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .46
     SECTION 9.2 EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . .47
     SECTION 9.3 FEES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . .47

ARTICLE X ESCROW AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .47

     SECTION 10.1 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 10.2 ESCROW FUND. . . . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 10.3 DAMAGE THRESHOLD . . . . . . . . . . . . . . . . . . . . . .48
     SECTION 10.4 ESCROW PERIODS . . . . . . . . . . . . . . . . . . . . . . .48
     SECTION 10.5 CLAIMS UPON ESCROW FUND. . . . . . . . . . . . . . . . . . .48
     SECTION 10.6 VALUATION. . . . . . . . . . . . . . . . . . . . . . . . . .49
     SECTION 10.7 OBJECTIONS TO CLAIMS . . . . . . . . . . . . . . . . . . . .49
     SECTION 10.8 RESOLUTION OF CONFLICTS. . . . . . . . . . . . . . . . . . .49
     SECTION 10.9 SHAREHOLDERS' AGENTS . . . . . . . . . . . . . . . . . . . .50
     SECTION 10.10 ACTIONS OF THE SHAREHOLDERS' AGENTS . . . . . . . . . . . .50
     SECTION 10.11 CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . .51

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .51

     SECTION 11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS. . . . . . . . . .51
     SECTION 11.2 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .51
     SECTION 11.4 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . .52
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     SECTION 11.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES . . . . . . .53
     SECTION 11.6 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . .53
     SECTION 11.7 ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . .53
     SECTION 11.8 AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . .53
     SECTION 11.9 EXTENSION; WAIVER. . . . . . . . . . . . . . . . . . . . . .53
     SECTION 11.10 SPECIFIC PERFORMANCE. . . . . . . . . . . . . . . . . . . .53
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EXHIBITS

EXHIBIT A  -   VOTING AGREEMENT
EXHIBIT B  -   NONCOMPETITION AGREEMENT
EXHIBIT C  -   SHAREHOLDERS AGREEMENT
EXHIBIT D      INVESTOR REPRESENTATION STATEMENT
EXHIBIT E  -   ESCROW AGREEMENT
EXHIBIT F  -   SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET
EXHIBIT G  -   SUBJECT MATTER OF OPINION OF COUNSEL TO ACQUIROR










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                             AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of May 19, 1999 (this "AGREEMENT"), is entered into by and among Yahoo! Inc., a Delaware corporation ("ACQUIROR"), Scarlett Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("SUB"), and Encompass, Inc., a Georgia corporation ("TARGET").

                                       RECITALS

     A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and their respective shareholders that Acquiror and Target combine in order to advance the long-term business interests of Acquiror and Target;

     B. The combination of Acquiror and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Acquiror and the shareholders of Target will become shareholders of Acquiror (the "MERGER");

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

     D. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction;

     E. As a condition and inducement to Acquiror's willingness to enter into this Agreement, certain Target shareholders holding no less than 86% of the issued and outstanding Preferred Stock and no less than 60% of the issued and outstanding Common Stock of Target, have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as EXHIBIT A (the "VOTING AGREEMENTS"), pursuant to which such shareholders have, among other things, agreed to vote their shares of Target capital stock in favor of the Merger and to grant Acquiror irrevocable proxies to vote such shares;

     F. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain employees of Target who are also shareholders of Target have, concurrently with the execution of this Agreement, executed and delivered Noncompetition Agreements in the form attached hereto as EXHIBIT B (the "NONCOMPETITION AGREEMENTS"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below).

     G. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain shareholders of Target have executed and delivered to Acquiror Shareholders Agreements in the form attached hereto as EXHIBIT C (the "SHAREHOLDERS AGREEMENTS").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                      ARTICLE I

                                      THE MERGER

     Section 1.1    EFFECTIVE TIME OF THE MERGER.

           (a) Subject to the provisions of this Agreement, articles of merger (the "ARTICLES OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Georgia Business Corporation Code ("GEORGIA LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Georgia for filing on the Closing Date (as defined in Section 1.2).

           (b) Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("DELAWARE LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

           (c) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Georgia or at such time thereafter as is provided in the Articles of Merger (the "EFFECTIVE TIME").

     Section 1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., California time, on a date (the "CLOSING DATE") to be specified by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by Acquiror and Target.

     Section 1.3    EFFECTS OF THE MERGER.

           (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Target following consummation of the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of Target shall be the Articles of Incorporation of the Surviving Corporation and (iii) the Bylaws of Target as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

           (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Georgia Law and Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights,


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privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                      ARTICLE II

                               CONVERSION OF SECURITIES

     Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Series A Preferred Stock, $1.00 par value and Series B Preferred Stock, $1.00 par value, of Target (the "TARGET PREFERRED STOCK"), or shares of Common Stock, $0.01 par value, of Target ("TARGET COMMON STOCK"), or capital stock of Sub:

           (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

           (b) CANCELLATION OF ACQUIROR-OWNED AND TARGET-OWNED STOCK. Any shares of Target Common Stock or Target Preferred Stock that are owned by Acquiror, Sub, Target or any other direct or indirect wholly-owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

           (c) EXCHANGE RATIO.

                    (i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock and Target Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable


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share of Acquiror Common Stock (as defined in Section 4.2) equal to the "COMMON
EXCHANGE RATIO" or the "PREFERRED EXCHANGE RATIO", as the case may be, as defined in and determined in accordance with the provisions of this Section 2.1(c). All such shares of Target Common Stock and Target Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock and any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest.

                    (ii) The "TOTAL CONSIDERATION SHARES" shall be equal to 821,485 shares of Acquiror Common Stock. The "PREFERRED EXCHANGE RATIO" shall be equal to (i) the number of the Total Consideration Shares required to be distributed to the holders of Target Preferred Stock pursuant to Target's Articles of Incorporation, divided by (ii) the number of shares of Target Preferred Stock outstanding as of the Effective Time. The "COMMON EXCHANGE RATIO" shall be equal to (i) the number of the Total Consideration Shares required to be distributed to the holders of Target Common Stock (assuming prior exercise for cash of all Target Options and Target Warrants) pursuant to Target's Articles of Incorporation, divided by (ii) the number of shares of Target Common Stock outstanding or subject to issuance upon exercise of Target Options and Target Warrants as of the Effective Time. The Preferred Exchange Ratio and the Common Exchange Ratio are referred to collectively as the "EXCHANGE RATIOS". In no event will the total number of shares of Acquiror Common Stock issuable by Acquiror pursuant to the Merger (including shares of Acquiror Common Stock issuable upon exercise of Target Options or Target Warrants assumed by Acquiror in the Merger) exceed the Total Consideration Shares. The allocation of the Total Consideration Shares among each holder of Target capital stock, warrants and options based upon the capitalization of Target as of the date of this Agreement is set forth in the Target Disclosure Schedule. An updated version of such Schedule reflecting the capitalization of Target on the Closing Date shall be delivered to Acquiror on the Closing Date.

                    (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Acquiror Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratios shall be correspondingly adjusted. The Exchange Ratios shall not change as a result of fluctuations in the market price of Acquiror Common Stock between the date of this Agreement and the Effective Time.

           (d) TARGET STOCK OPTIONS AND WARRANTS. At the Effective Time, all then outstanding options, whether vested or unvested ("TARGET OPTIONS"), to purchase Target Common Stock issued under Target's Stock Option Plan (the "TARGET OPTION PLAN") and all outstanding warrants to purchase Target capital stock ("TARGET WARRANTS") that by their terms survive the Closing will be assumed by Acquiror in accordance with Section 6.5. All of the Target Options and all of the Target Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) attached hereto. An updated Schedule 2.1(d) of Target Options and Target Warrants shall be delivered by Target to Acquiror on the Closing Date.


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           (e)      RESTRICTED SHARES.  Any shares of Target Common Stock which are subject to repurchase by Target in the event the holder thereof ceases to be employed by Target ("TARGET RESTRICTED SHARES") shall be converted into Acquiror Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Acquiror pursuant to the existing agreements in effect on the date of this Agreement. Holders of the Target Restricted Shares are identified on Schedule 2.1(e) of the Target Disclosure Schedule.

     Section 2.2 ESCROW AGREEMENT. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Acquiror will, on behalf of the holders of Target Common Stock and Target Preferred Stock deposit in escrow certificates representing ten percent (10%) of the Total Consideration Shares allocable to Target Common Stock and Target Preferred Stock in the Merger. Such shares shall be held in escrow on behalf of the persons who are the holders of Target Common Stock or Target Preferred Stock in the Merger immediately prior to the Effective Time (the "FORMER TARGET SHAREHOLDERS"), in accordance with the portion of Total Consideration Shares allocable to each such Former Target Shareholder based upon the Exchange Ratios ("PRO RATA PORTION"). Such shares (collectively, the "ESCROW SHARES") shall be held and applied pursuant to the provisions of an escrow agreement (the "ESCROW AGREEMENT") to be executed pursuant to Section 7.6. All calculations to determine the number of Escrow Shares to be delivered by each shareholder of the Company into escrow as aforesaid shall be rounded down to the nearest whole share.

     Section 2.3    DISSENTING SHARES.

           (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock or Target Preferred Stock held by a holder who has exercised such holder's appraisal rights in accordance with
Article 13 of Georgia Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Georgia Law.

           (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock or Target Preferred Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Georgia Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock and payment for fractional shares as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; PROVIDED that if such holder effectively withdraws or loses his right to receive payment for the fair market value of such shares after the Effective Time, then, at such time Acquiror will deposit in the escrow created pursuant to the Escrow Agreement additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

           (c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Article 13 of Georgia Law, withdrawals of such demands, and any other instruments served pursuant to Georgia Law and received by the Target and
(ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Georgia Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Common Stock or Target Preferred Stock or offer to settle or compromise any such demands.

     Section 2.4    EXCHANGE OF CERTIFICATES.

           (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("CERTIFICATES") which represented shares of Target Common Stock or Target Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, an exchange agent to be appointed by Acquiror), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock (other than the Escrow Shares) into which the Target Common Stock or Target Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Acquiror. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock have been converted but shall, subject to applicable appraisal rights under Georgia Law and Section 2.3, have no other rights. Subject to applicable appraisal rights under Georgia Law and Section 2.3, from and after the Effective Time, the holders of shares of Target Common Stock and Target Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Common Stock or Target Preferred Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock and Target Preferred Stock outstanding immediately prior to the Effective Time.

           (b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and
(iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Common Stock or Target Preferred Stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of

Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of
Article II of the Agreement. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement or bond against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.5 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock.

     Section 2.6 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock or Target Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by $158.25.

     Section 2.7    TAX AND ACCOUNTING CONSEQUENCES.

           (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this

Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

           (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as a pooling of interests.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Acquiror and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Target to Acquiror on or before the date of this Agreement (the "TARGET DISCLOSURE SCHEDULE"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     Section 3.1 ORGANIZATION OF TARGET. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "MATERIAL ADVERSE EFFECT") of Target. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2    TARGET CAPITAL STRUCTURE.

           (a) The authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock and 10,000,000 shares of Preferred Stock, of which 2,000,000 shares are designated as Series A Preferred Stock and 1,125,000 shares are designated as Series B Preferred Stock. As of the date of this Agreement, there are (i) 2,592,769 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to repurchase rights, (ii) 2,000,000 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Target Common Stock, (iii) 1,125,000 shares of Series B Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Target Common Stock,
(iii) warrants to purchase up to 125,000 shares of Target Common Stock (collectively, the "TARGET WARRANTS"); (iv) 3,125,000 shares of Target Common Stock reserved for future issuance upon conversion of the Target Preferred Stock; (v) 914,101 shares of Target Common

Stock reserved for future issuance pursuant to Target Options granted and outstanding under the Target Option Plan; and (vi) 227,416 shares of Target Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Target Option Plan. The issued and outstanding shares of Target Common Stock and of Target Preferred Stock are held of record by the shareholders of Target as set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Warrants are held of record by the warrantholders as set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule. All shares of Target Common Stock and Target Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions (including payment) specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. All shares of Target Common Stock subject to issuance upon the exercise of Target Options and Target Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Target Common Stock, Target Preferred Stock and outstanding Target Options and Target Warrants (collectively "TARGET SECURITIES") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock or Target Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Acquiror on the Closing Date.

           (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the Target Disclosure Schedule, Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

           (c) All Target Options have been issued in accordance with the terms of the Target Option Plan and pursuant to the standard forms of option agreement previously provided to Acquiror or its representatives. No Target Option will by its terms require an adjustment in connection with the Merger. Neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by Target in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Target Option; (ii) any additional benefits for any optionee under any Target Option; or (iii) the inability of Acquiror after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option assumed by Acquiror, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. The assumption by Acquiror of Target Options in accordance with Section 6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) and
(ii) constitute a breach of the Target Plan or any agreement entered into pursuant to such plan.

     Section 3.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

           (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders under the provisions of Georgia Law and Target's Articles of Incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable by Acquiror against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "TRANSACTION DOCUMENTS" means all documents or agreements required to be delivered by any party under this Agreement including the Articles of Merger, the Certificate of Merger, the Escrow Agreement, the Voting Agreements, the Shareholders Agreements and the Noncompetition Agreements.

           (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not reasonably be expected to have a Material Adverse Effect on Target.

           (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of the Articles of Merger with the Georgia Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Target Disclosure Schedule or which, if not obtained or made, could be expected to have a Material Adverse Effect on Target.

     Section 3.4    FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

           (a) Target has delivered to Acquiror copies of a draft form of Target's unaudited balance sheet as of March 31, 1999 (the "MOST RECENT BALANCE SHEET") and statements of operations for the three-month period then-ended (together with the Most Recent Balance Sheet, the "TARGET INTERIM FINANCIALS") and a draft form of Target's proposed audited balance sheets as of December 31, 1998, and the related audited statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998, respectively (collectively, the "TARGET FINANCIAL STATEMENTS").

           (b) Other than as set forth on the Target Disclosure Schedule, the Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects, subject to adjustments approved by both Acquiror and Target, the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

           (c) Target has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All material debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its business.

     Section 3.5    TAX MATTERS.

           (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                    (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

           (b) All Returns required to be filed prior to the date hereof by or on behalf of Target have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof , and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the

Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

           (c) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

           (d) Acquiror has been furnished by Target with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target. Target does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Acquiror.

           (e) The Returns of or including Target have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Target's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

           (f) Except as may be required as a result of the Merger, Target and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

           (g) Target is not, nor has it ever been, a party to any tax sharing agreement.

           (h) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section

341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

           (i) The Target Disclosure Schedule sets forth accurate and complete information regarding Target's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, Target has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     Section 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1999, other than as set forth on the Target Disclosure Schedule, Target has not:

           (a) suffered any material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations ("MATERIAL ADVERSE CHANGE");

           (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

           (c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees;

           (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

           (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target, except for the issuance of shares of Target capital stock pursuant to the exercise of Target Options and Target Warrants listed in the Target Disclosure Schedule and the conversion of outstanding Target Preferred Stock;

           (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

           (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $5,000;

           (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

           (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

           (j) made any capital expenditure or commitment individually in excess of $10,000 or in the aggregate in excess of $50,000;

           (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or shareholders or any affiliate of any of the foregoing;

           (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

           (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of Target contained in this Agreement.

     Section 3.7 TITLE AND RELATED MATTERS. Target has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Target used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Target and
(ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $2,000 and real property leased or owned by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to Acquiror or its representatives.

     Section 3.8    PROPRIETARY RIGHTS.

           (a) Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Target's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Target's World Wide Web sites (including www.encompass.com and the other domain names listed in the Target Disclosure Schedule) or any product which has been or is being distributed or sold by Target or currently is under development by Target or has previously been under development by Target (collectively, including such Web sites, the "TARGET PRODUCTS"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "TARGET PROPRIETARY RIGHTS"). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "THIRD PARTY LICENSES") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "THIRD PARTY TECHNOLOGY") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Target is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products. All of Target's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Target Products are valid and in full force and effect, and except as set forth on the Target Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. Except as set forth on the Target Disclosure Schedule, no claims have been asserted or threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Products. None of the Target Products nor the use or exploitation of any Target Proprietary Rights in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Target Disclosure Schedule, Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

           (b) Except as set forth in Schedule 3.11(a) to the Target Disclosure Schedule, Target has not granted any third party any right to reproduce, distribute, market or exploit any of the Target Products or any adaptations, translations, or derivative works based on the Target Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology and except as set forth in Schedule 3.11(a) to the Target Disclosure Schedule, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Target Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

           (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Target Products at any stage of their development (the "TARGET COMPONENTS") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Acquiror. Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Products and Target Components as containing trade secrets and, other than as provided in Schedule 3.11(a) to the Target Disclosure Schedule, has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain; provided, that the Target has distributed executable object code of its products through OEM's to end users.

           (d) To Target's knowledge, after due investigation, no employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target's knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Products or the Target Proprietary Rights.

           (e) Each person presently or previously employed by Target (including independent contractors, if any) with access authorized by Target to confidential information of

Target has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Acquiror or its representatives.

           (f) No product liability or warranty claims have been communicated in writing to or threatened against Target.

           (g) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Except as set forth in in Schedule 3.11(a) to the Target Disclosure Schedule, Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Target Proprietary Rights.

           (h) Target has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation by Target or, to the best knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

     Section 3.9    EMPLOYEE BENEFIT PLANS.

           (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA AFFILIATE") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "TARGET EMPLOYEE PLANS").

           (b) Target has delivered to Acquiror or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination.
Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

           (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan;
(iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any

ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of ERISA.

           (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

           (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting of any such benefits, or
(iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

           (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10 BANK ACCOUNTS. The Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11   CONTRACTS.

           (a) A list of the Company's Material Contracts (the "MATERIAL CONTRACTS") is attached as Schedule 3.11(a) to the Target Disclosure Schedule. Except as identified in such Schedule 3.11(a):

                    (i) Target has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Target of any Target Products or Target Proprietary Rights. Without limiting the foregoing, except as set forth on the Target Disclosure Schedule, Target has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMS") and site-license customers) any rights to reproduce, manufacture or distribute any of the Target Products, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Target's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Target Products), nor has Target granted any third party any right to market any of the Target Products under any private label or "OEM" arrangements, nor has Target granted any license of any Target trademarks or service marks.

                    (ii)   Target has no Third Party Licenses.

                    (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target (including, without limitation, any advertising or revenue sharing arrangement).

                    (iv) Target has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Target has allowed third parties to advertise on or otherwise be included in Target's World Wide Web sites) that Target currently expects to result in any loss to Target upon completion or performance thereof.

                    (v) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Target "at will" and without liability, penalty or premium.

                    (vi) Target has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

                    (vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

                    (viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

                    (ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

                    (x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

                    (xi) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

     True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Acquiror or its representatives.

           (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Except as disclosed in the Target Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Target, except as disclosed in the Target Disclosure Schedule, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

           (c) Target is not in default under or in breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of default by Target under, or breach or violation by Target of, any material provision of any Material Contract. To Target's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

           (d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that would require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

           Section 3.12 ORDERS, COMMITMENTS AND RETURNS. All accepted advertising arrangements entered into by Target, and all material agreements, contracts, or commitments for the purchase of supplies by Target, were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of advertising or any other product or service by Target.

           Section 3.13 COMPLIANCE WITH LAW. Target and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.14   LABOR DIFFICULTIES; NO DISCRIMINATION.

           (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty.

           (b) There is and has not been any claim against Target or its officers or employees, or to Target's knowledge, threatened against Target or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target, nor, to the knowledge of Target, is there any basis for any such claim.

           (c) There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.15 TRADE REGULATION. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against Target.

     Section 3.16 INSIDER TRANSACTIONS. To the knowledge of Target, no affiliate ("AFFILIATE") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of Target has any interest in any equipment or other property, real or personal, tangible or intangible of Target, including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; PROVIDED, HOWEVER, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

     Section 3.17 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. The Target Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. Other than as may be affected by the Administaff employee leasing arrangements, all independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Target.

     Section 3.18 INSURANCE. The Target Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Target, and all claims made by Target under such policies. To the knowledge of Target, Target has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds in all material respects. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.19 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Most Recent Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the receivables.

     Section 3.20 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right). The matters described in this Section 3.20 include, but are not limited to, those arising under any applicable federal, state and local laws, regulations and agency interpretations of the same relating to the collection and use of user information gathered in the course of the Company's operations.

     Section 3.21 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect..

     Section 3.22 SUBSIDIARIES. Target has no Subsidiaries. Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     Section 3.23 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. Target has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Target is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Target which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

     Section 3.24 CORPORATE DOCUMENTS. Target has furnished to Acquiror or its representatives: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.25 NO BROKERS. Neither Target nor, to Target's knowledge, any Target shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.26 POOLING OF INTERESTS. To Target's knowledge, after consultation with its independent accountants, neither Target nor any of its Affiliates has, through the date of this Agreement, taken or agreed to take any action which would prevent Acquiror from accounting for the business combination to be effected by the Merger as a pooling of interests.

     Section 3.27 ADVERTISERS, CUSTOMERS AND SUPPLIERS. As of the date hereof, no advertiser or other customer which individually accounted for more than 2% of Target's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target, has canceled or otherwise terminated prior to the expiration of the contract term, or, to the Target's knowledge, made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after March 31, 1999 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly (i) breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier or Target.

     Section 3.28 TARGET ACTION. The Board of Directors of Target, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Target and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Georgia Law, and (iii) directed that this Agreement and the Merger be submitted to Target shareholders for their approval and resolved to recommend that Target shareholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.29 OFFERS. Target has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

     Section 3.30 PRIVACY LAWS AND POLICIES COMPLIANCE. The Company has complied with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of the Company's operations, and the Company has at all times complied with all rules, policies and procedures established by the Company from time to time with respect to the foregoing.

     Section 3.31 DISCLOSURE. No statements by Target contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to Acquiror all material information of which it is aware relating specifically to the operations and business of Target as of the date of this Agreement or the transactions contemplated by this Agreement.

     Section 3.32 DISCLOSURE TO SHAREHOLDERS. The information supplied by Target for inclusion in the information statement to be sent to the shareholders of Target in connection with the meeting of Target shareholders to consider the Merger (the "TARGET SHAREHOLDERS MEETING") or in connection with any written consent of shareholders of Target (such information statement as amended or supplemented is referred to herein as the "INFORMATION STATEMENT") shall not, on the date the Information Statement is first mailed to Target shareholders, at the time of the Target Shareholders Meeting, or written consent of shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Target.

                                      ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

     Acquiror and Sub jointly and severally represent and warrant to Target that, except as disclosed in a filing with the Securities and Exchange Commission (the "COMMISSION"), the statements contained in this Article IV are true and correct.

     Section 4.1 ORGANIZATION OF ACQUIROR AND SUB. Each of Acquiror and its Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Acquiror or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Acquiror free and clear of all liens, charges and encumbrances.

     Section 4.2 VALID ISSUANCE OF ACQUIROR COMMON STOCK. The shares of Acquiror's Common Stock, par value of $0.001 per share ("ACQUIROR COMMON STOCK"), to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.

     Section 4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

           (a) Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction

Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub is a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party when executed and delivered by Acquiror or Sub will constitute, a valid and binding obligation of Acquiror or Sub, enforceable by Target against Acquiror or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered

           (b) The execution and delivery by Acquiror or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Acquiror or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole.

           (c) Neither the execution and delivery of this Agreement by Acquiror or Sub or the Transaction Documents to which Acquiror or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for
(i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of the Articles of Merger with the Georgia Secretary of State,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole.

     Section 4.4    COMMISSION FILINGS; FINANCIAL STATEMENTS.

           (a) Acquiror has filed with the Commission and made available to Target or its representatives all forms, reports and documents required to be filed by Acquiror with the Commission since January 1, 1998 (collectively, the "ACQUIROR COMMISSION REPORTS"). The Acquiror Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "SECURITIES ACT"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror Commission Reports or necessary in order to make the statements in such Acquiror Commission Reports, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the financial statements (including, in each case, any related notes) contained in the Acquiror Commission Reports, including any Acquiror Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5 COMPLIANCE WITH LAWS. Acquiror has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole.

     Section 4.6 POOLING OF INTERESTS. To its knowledge after consultation with its independent accountants, neither Acquiror nor any of its affiliates has taken or agreed to take any action which would prevent Acquiror from accounting for the business combination to be effected by the Merger as a pooling of interests.

     Section 4.7 INTERIM OPERATIONS OF SUB. Sub was formed by Acquiror solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Acquiror, is not a party to any agreement other than this Agreement.

     Section 4.8 SHAREHOLDERS CONSENT. No consent or approval of the shareholders of Acquiror is required or necessary for Acquiror to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

     Section 4.9 DISCLOSURE. No statements by Acquiror contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Acquiror or Sub to Target under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The information supplied by Acquiror for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Target shareholders, at the time of the Target Shareholders Meeting or at the time of execution of a written consent of shareholders in lieu of such meeting and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or admit to state any material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not false or misleading.

     Section 4.10 NO LITIGATION. There is no action, investigation or proceeding pending against, and to the knowledge of Acquiror, threatened against or effecting Acquiror or Sub before any court or government entity which in any manner challenges or seeks to prevent, join, alter or delay any of the transactions contemplated by this Agreement or which could reasonably be expected to have a Material Adverse Effect on Acquiror.


                                      ARTICLE V

                            PRECLOSING COVENANTS OF TARGET

     Section 5.1 APPROVAL OF TARGET SHAREHOLDERS. Prior to the Closing Date and at the earliest practicable date following the date hereof, Target will solicit written consents from its shareholders seeking, or hold a Target Shareholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If Target holds a shareholders' meeting, the Board of Directors of Target will solicit proxies from Target's shareholders to vote such shareholders' shares at the Target Shareholders' Meeting. In soliciting such written consent or proxies, the Board of Directors of Target will (subject to satisfying its fiduciary obligations to the shareholders of Target) recommend to the shareholders of Target that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with Georgia Law and Target's Articles of Incorporation and Bylaws. Target will prepare as soon as reasonably practicable the Information Statement in form and substance reasonably acceptable to Acquiror, with respect to the solicitation of written consents and/or proxies from the shareholders of Target to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information so as to permit compliance by Acquiror with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Acquiror Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit D (an "INVESTOR REPRESENTATION STATEMENT"), to be completed by each shareholder of Target and delivered to Acquiror for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Acquiror of shares of Acquiror Common Stock in the Merger. Within two business days after the execution of this Agreement, Target will distribute the Information Statement to the shareholders of Target. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement. The Information Statement will include the recommendation of the Board of Directors of Target in favor of adoption and approval of this Agreement and approval of the Merger.

     Section 5.2 ADVICE OF CHANGES. Target will promptly advise Acquiror in writing of any event known to Target occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 5.3 OPERATION OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that Acquiror shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Acquiror:

           (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

           (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

           (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options or Target Warrants, which are outstanding on the date of this Agreement or (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock or (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

           (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

           (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business;

           (f) (i) except as set forth on the Target Disclosure Schedule, increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) except as set forth on the Target Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

           (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

           (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

           (i) amend or propose to amend its Articles of Incorporation or Bylaws;

           (j) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $10,000 as to any individual matter;

           (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target);

           (1) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

           (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

           (n)      change accounting methods;

           (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

           (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

           (q) waive or release any material right or claim, except in the ordinary course of business;

           (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Target or Acquiror;

           (s) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Target;

           (t) enter into any agreement outside of the ordinary course of business in which the obligation of Target exceeds $10,000 or shall not terminate or be subject to termination for convenience within 30 days following execution;

           (u) enter into any agreement (including without limitation any material licenses to information or databases, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond 180 days of the date of this Agreement) not in the ordinary course of business; or

           (v) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (u) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.4 ACCESS TO INFORMATION. Until the Closing, Target shall allow Acquiror and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5 SATISFACTION OF CONDITIONS PRECEDENT. Target will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on
Schedule 5.5 of the Target Disclosure Schedule required to consummate the Merger (the "MATERIAL CONSENTS").

     Section 5.6 OTHER NEGOTIATIONS. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any material license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "ACQUISITION TRANSACTION") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement.

                                      ARTICLE VI

                  PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB

     Section 6.1 ADVICE OF CHANGES. Acquiror and Sub will promptly advise Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Acquiror or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2 RESERVATION OF ACQUIROR COMMON STOCK. Acquiror shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation of the Merger.

     Section 6.3 SATISFACTION OF CONDITIONS PRECEDENT. Acquiror and Sub will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4 NASDAQ NATIONAL MARKET LISTING. Acquiror shall prior to the Effective Time cause the shares of Acquiror Common Stock issuable to the shareholders of Target in the Merger to be authorized for listing on the Nasdaq National Market.

     Section 6.5    STOCK OPTIONS AND WARRANTS.

           (a) At the Effective Time, each outstanding Target Option under the Target Option Plan, whether vested or unvested, shall be assumed by Acquiror and deemed to constitute an option (a "ACQUIROR OPTION") to acquire, on the same terms and conditions as were applicable under the Target Option, the same number of shares of Acquiror Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of Acquiror Common Stock deemed purchasable pursuant to such Acquiror Option in accordance with the foregoing; PROVIDED, HOWEVER, that, in the case of any Target Option to which Section 422 of the Code applies ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by Acquiror of the Target Options pursuant to this Section 6.5(a), Target shall be deemed to have assigned to Acquiror, effective at the Effective Time, Target's right to repurchase unvested shares of Target Common Stock issuable upon the exercise of the Target Options or previously issued upon the exercise of options granted under the Target Option Plan, in accordance with the terms of the Target Option Plan and the related stock option agreements and stock purchase agreements entered into under the Target Option Plan.

           (b) As soon as practicable after the Effective Time, Acquiror shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 after giving effect to the Merger). Acquiror shall comply with the terms of the Target Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent.

           (c) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section
6.5. As soon as practicable after the Effective Time and in any event no later than 30 days after the Closing Date, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Acquiror Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

           (d) Each Target Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Target Warrants (unless further action may be required by the terms of any of Target Warrants), be assumed by Acquiror pursuant to such documentation as is reasonably acceptable to Target and each Target Warrant assumed by Acquiror shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (A) each such Target Warrant shall be exercisable for that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Acquiror Common Stock shall be an amount equal to the exercise price per share of Target Common Stock subject to such Target Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying Target Warrants shall be deemed to refer to Acquiror. Acquiror further agrees that, notwithstanding any other term of this Section 6.5(d) to the contrary, if required under the terms of Target Warrants or if otherwise appropriate under the terms of Target Warrants, it will execute a supplemental agreement with the holders of Target Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Acquiror shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Acquiror Common Stock that will become subject to warrants to purchase Acquiro Common Stock ("ACQUIROR WARRANTS") pursuant to this Section 6.5(d), (ii) from and after the Effective Time, upon exercise of the Acquiror Warrants in accordance with the terms thereof, make available for issuance all shares of Acquiror Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Target Warrant a document evidencing the foregoing assumption by Acquiror.

     Section 6.6    REGISTRATION OF SHARES ISSUED IN THE MERGER.

           (a) REGISTRABLE SHARES. For purposes of this Agreement, "REGISTRABLE SHARES" shall mean the shares of Acquiror Common Stock issued in the Merger, including any and all Escrow Shares, and the shares of Acquiror Common Stock issuable upon the exercise of the Target Warrants assumed by Acquiror pursuant to Section 6.5(d), but excluding shares of Acquiror Common Stock issued in the Merger or issuable upon the exercise of the Target Warrants that have been sold or otherwise transferred by the shareholders of Target who initially received such shares in the Merger or by the holder of the Target Warrants prior to the effective date of the Registration Statement (as defined below) (collectively, the "HOLDERS"); provided however, that a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 6.6 and such underlying beneficial owners shall be entitled to the same rights under this Section 6.6 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 6.6.

           (b) REQUIRED REGISTRATION. Acquiror shall use its reasonable best efforts (i) to prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "REGISTRATION STATEMENT") within thirty (30) days following the Effective Time, and (ii) to cause such Registration Statement to be declared effective by the Commission not later than one (1) day following the first date that financial results covering at least thirty (30) days of the combined operations of Acquiror and Target after the Effective Time of the Merger shall have been, within the meaning of Accounting Series Release No. 130, filed by Acquiror with the Commission or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of Acquiror and Target. Acquiror shall effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of all Registrable Shares (PROVIDED, HOWEVER, that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case Acquiror will use its best efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective as soon as practicable thereafter.

           (c)      EFFECTIVENESS; SUSPENSION RIGHT.

                    (i) Acquiror will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the first anniversary of the Closing Date (the "REGISTRATION EFFECTIVE PERIOD"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                    (ii) Following the date on which the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to the terms of the Shareholders Agreements and to Section 6.7 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

                    (iii)  Notwithstanding any other provision of this Section
6.6 but subject to Section 6.7, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror (the "SUSPENSION RIGHT"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Acquiror will promptly give the Holders notice of any such suspension and prompt notice of the cessation of such suspension. Acquiror will use all reasonable efforts to minimize the length of the suspension.

           (d) EXPENSES. The costs and expenses to be borne by Acquiror for purposes of this Section 6.6 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Acquiror, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, or any legal fees and disbursements of counsel for the selling Holders.

           (e)      INDEMNIFICATION.

                    (i) To the extent permitted by law, Acquiror will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 6.6(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder as of the date of such sale.

                    (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.6(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.6(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this
Section 6.6(e)(ii) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

                    (iii)  Each person entitled to indemnification under this
Section 6.6(e) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                    (iv) To the extent that the indemnification provided for in this Section 6.6(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 6.7    PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.

           (a) NOTICE AND APPROVAL. If any Holder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Acquiror of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Acquiror shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two (2) trading-day period, Acquiror may delay, consistent with Acquiror's obligations under Section 6.6(c)(iii) to minimize any delay, the resale by such Holder of any Registrable Shares pursuant to the Registration Statement only if a sale pursuant to the Registration Statement in its then current form without the addition of material, non-public information about Acquiror could reasonably constitute a violation of the federal securities laws; PROVIDED, HOWEVER, that in order to exercise this right, Acquiror must deliver a certificate in writing to the Holder to such effect not later than the close of business on the second trading day following receipt of any notice from any Holder indicating an intent to sell any Registrable Shares, provided that such notice from such Holder shall have included a working facsimile number for purposes of delivery of such response from Acquiror. Notwithstanding the foregoing, Acquiror will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) during the Registration Effective Period and, upon written request of any Holder, will notify such Holder of the commencement date and ending date of each such 20-day period.

           (b) DELIVERY OF PROSPECTUS. For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Acquiror covering the Registrable Shares in the form furnished to the Holder by Acquiror to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

           (c)      COPIES OF PROSPECTUSES.  Subject to the provisions of this
Section 6.7, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Acquiror shall, within two (2) trading days following the request, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     Section 6.8 CERTAIN EMPLOYEE BENEFIT MATTERS. From and after the Effective Time, employees of Target at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employees than those provided from time to time by Acquiror to its similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of Acquiror, such employee shall be given credit for all service prior to the Effective Time with Target to the extent permissible under such plan, program, policy or arrangement.

                                     ARTICLE VII

                                   OTHER AGREEMENTS

     Section 7.1 CONFIDENTIALITY. Each party acknowledges that Acquiror and Target have previously executed a Non-Disclosure Agreement (the "CONFIDENTIALITY AGREEMENT"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2 NO PUBLIC ANNOUNCEMENT. The parties shall make no public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; PROVIDED, HOWEVER, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law; and PROVIDED FURTHER, HOWEVER, that following execution of this Agreement or consummation of the Merger Acquiror may make a public announcement regarding the Merger and the integration of Target's business into that of Acquiror.

     Section 7.3 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Target and Acquiror shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.4 POOLING ACCOUNTING. Target and Acquiror shall each use its reasonable good faith efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Neither Target nor Acquiror shall take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Merger as a pooling of interests.

     Section 7.5 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 7.6 ESCROW AGREEMENT. On or before the Effective Time, Acquiror shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Shareholders' Agents (as defined in Section 10.9), to enter into an Escrow Agreement in substantially the form attached hereto as EXHIBIT E.

     Section 7.7 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to

Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.8 BLUE SKY LAWS. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     Section 7.9 OTHER FILINGS. As promptly as practicable after the date of this Agreement, Target and Acquiror will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement.

                                     ARTICLE VIII

                                 CONDITIONS TO MERGER

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) SHAREHOLDER APPROVAL. The shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with Georgia Law and Target's Articles of Incorporation, and any Certificate of Incorporation thereunder, shall have approved this Agreement and the Merger.

           (b) APPROVALS. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

           (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Acquiror after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

           (d) NASDAQ. The shares of Acquiror Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

           (e) TAX OPINION. Target shall have received the opinion dated the Closing Date of Morris, Manning & Martin. L.L.P. to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Sub and Target.

     Section 8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND SUB. The obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF TARGET. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

           (c) BLUE SKY LAWS. Acquiror shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of Acquiror Common Stock pursuant to the Merger.

           (d) DISSENTING SHAREHOLDERS. Holders of not more than five percent (5%) of Target's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Georgia Law as to such shares.

           (e) ESCROW AGREEMENT. The Escrow Agent and Shareholders' Agents shall have executed and delivered to Acquiror the Escrow Agreement and such agreement shall remain in full force and effect.

           (g) ANCILLARY AGREEMENTS. Each of the Shareholders Agreements and Noncompetition Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

           (h) OPINION OF TARGET'S COUNSEL. Acquiror shall have received an opinion dated the Closing Date of Morris, Manning & Martin, L.L.P. counsel to Target, as to the matters in the form attached hereto as EXHIBIT F.

           (i) APPROVALS. All authorizations, consents (including the Material Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

           (j) AUDITED FINANCIAL STATEMENTS. Acquiror shall have received Target's final, unaudited balance sheet as of March 31, 1999 and statements of operations for the three-month period then-ended and Target's final, audited balance sheets as of December 31, 1998, and the related audited statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998, respectively.

           (k) BOARD RESIGNATIONS. Target shall have received written letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

           (l) POOLING LETTER. Acquiror shall have received a letter from PricewaterhouseCoopers LLP, and Target shall have received a letter from KPMG LLP, each dated as of the Closing Date, regarding that firm's unqualified concurrence with Acquiror's management's and Target's management's conclusion that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles if consummated in accordance with this Agreement.

           (m) SECURITIES EXEMPTION. Each shareholder of Target shall have executed and delivered to Acquiror an Investor Representation Statement and, based upon the information supplied in such Investor Representation Statement, Acquiror shall have reasonably concluded that the issuance of shares of Acquiror Common Stock shall be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

     Section 8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF ACQUIROR AND SUB. Acquiror and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

           (c) OPINION OF ACQUIROR'S COUNSEL. Target shall have received an opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Acquiror, as to the matters attached hereto as EXHIBIT G.

                                      ARTICLE IX

                              TERMINATION AND AMENDMENT

     Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

           (a)      by mutual written consent of Acquiror and Target;

           (b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

           (c) by Acquiror or Target, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

           (d) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before July 31, 1999 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror's failure to fulfill a condition precedent to closing or other default);

           (e) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before July 31, 1999 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default);

           (f) by Acquiror, by giving written notice to Target, if the required approvals of the shareholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of shareholders, duly convened therefor or at any adjournment thereof;

     Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, shareholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3    FEES AND EXPENSES.

           (a) Except as set forth in this Section 9.3 or 6.6(d), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Acquiror for completion of the Merger. Target shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

           (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its shareholders in connection with the Merger shall be deemed expenses of the shareholders of Target to the extent such fees and expenses exceed $100,000, and shall be borne by the shareholders of Target to such extent and will not become obligations of Target. Target will make arrangements for the payments of such fees acceptable to Acquiror. Any such fees and expenses in excess of $100,000 incurred by Target shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the damage threshold as contemplated by Section 10.3.

                                      ARTICLE X

                              ESCROW AND INDEMNIFICATION

     Section 10.1 INDEMNIFICATION. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Acquiror harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "DAMAGES") that Acquiror has incurred by reason of the breach or alleged breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Acquiror during the Escrow Period (as defined in Section 10.4 below). Acquiror, Target and Sub acknowledge and agree, and the Former Target Shareholders, by their approval of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud.

     Section 10.2 ESCROW FUND. As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund (the "ESCROW FUND") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Target Shareholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and Acquiror shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Target Shareholders directly or personally, and the sole recourse of Acquiror shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

     Section 10.3 DAMAGE THRESHOLD. Notwithstanding the foregoing, the Former Target Shareholders shall have no liability under Section 10.1 and Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Acquiror's Damages in excess of $50,000 has been delivered to the Shareholders' Agents and to the Escrow Agent; PROVIDED, HOWEVER, that after an Officer's Certificate or Certificates for an aggregate of $50,000 in Damages has been delivered, Acquiror shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates.

     Section 10.4 ESCROW PERIODS. The Escrow Fund shall terminate upon the earlier of (i) the first anniversary date of the Closing Date or (ii) the date on which Acquiror's independent accountants shall deliver their audit report for the first audit of Acquiror's financial statement to be completed following the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "OFFICER'S CERTIFICATE"):

           (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

           (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

     Section 10.6 VALUATION. For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Acquiror in respect of a claim for Damages shall be $158.25.

     Section 10.7 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agents (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to
Section 10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agents to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.4, PROVIDED that no such delivery may be made if the Shareholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

     Section 10.8   RESOLUTION OF CONFLICTS.

           (a) In case the Shareholders' Agents shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agents and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agents and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

           (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Shareholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

           (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.9   SHAREHOLDERS' AGENTS.

           (a) Bruce W. Dunlevie and John D. Willcutts shall be constituted and appointed as agents (the "SHAREHOLDERS' AGENTS") for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agents for the accomplishment of the foregoing. All actions of the Shareholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agents, and the Shareholders' Agents shall receive no compensation for services. Notices or communications to or from the Shareholders' Agents shall constitute notice to or from each of the Former Target Shareholders.

           (b) The Shareholders' Agents shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Shareholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

           (c) The Shareholders' Agents shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing their duties and exercising their rights under this Article X, PROVIDED that the Shareholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10 ACTIONS OF THE SHAREHOLDERS' AGENTS. A decision, act, consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former

Target Shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.11 CLAIMS. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that Acquiror may not effect the settlement of any such claim without the consent of the Shareholders' Agents, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agents have consented to any such settlement, the Shareholders' Agents shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                      ARTICLE XI

                                    MISCELLANEOUS

     Section 11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties, covenants and agreements of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Acquiror contained in this Agreement shall terminate as of the Effective Time, PROVIDED that the covenants and agreements contained in Sections 6.5, 6.6, 6.7, 6.8 and
9.3 shall survive the Closing and shall continue in full force and effect.

     Section 11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)      if to Acquiror or Sub:

                    Yahoo! Inc.
                    3420 Central Expressway
                    Santa Clara, CA  95051
                    Attention:  Chief Executive Officer

                    Fax No:  (408) 731-3510
                    Telephone No:  (408) 731-3300

                    with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2775 Sand Hill Road
                    Menlo Park, California  94025
                    Attention:   Steven J. Tonsfeldt
                    Fax No:  (650) 233-8386
                    Telephone No:  (650) 854-4488

           (b)      if to Target, to:

                    Encompass, Inc.
                    1100 Circle 75, Suite 1530
                    Atlanta, Georgia  30339
                    Attention:  President
                    Fax No: (770) 984-9098, ext. 228
                    Telephone No: (770) 984-9098, ext. 120

                    with a copy to:

                    Morris, Manning & Martin, L.L.P.
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attention:  Oby T. Brewer III
                    Fax No:  (404) 365-9532
                    Telephone No:  (404) 504-7771

     Section 11.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "WITHOUT LIMITATION." Whenever the words "TO THE KNOWLEDGE OF TARGET" or "KNOWN TO TARGET" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of John D. Willcutts and all other executive officers of Target.

     Section 11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder.

     Section 11.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

     Section 11.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Target, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                               [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              YAHOO! INC.


                              By: /s/ Timothy Koogle
                                 ----------------------------

                              Title: CEO
                                    -------------------------


                              SCARLETT ACQUISITION CORPORATION


                              By: /s/ Timothy Koogle
                                 ----------------------------

                              Title: CEO
                                    -------------------------



                              ENCOMPASS, INC.


                              By: /s/ John Willcutts
                                 ----------------------------

                              Title: CEO
                                    -------------------------